As filed with the Securities and Exchange Commission on December 18, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3021850
(State of incorporation)	(IRS Employer Identification No.)

32000 Aurora Road, Suite B
Solon, Ohio 44139
(440) 715-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Tu
Executive Chairman and Chief Executive Officer
Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139
(440) 715-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Janet A. Spreen
John H. Harrington
Baker & Hostetler LLP
PNC Center
1900 East 9th Street
Cleveland, Ohio 44114
Telephone: (216) 621-0200
Facsimile: (216) 696-0740

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 	Non-accelerated filer 	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price	Registration Fee
Common stock, par value $0.0001 per share	$100,000,000 (1)	$10,070
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2015

PROSPECTUS

$100,000,000

ENERGY FOCUS, INC.

Common Stock

We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The aggregate offering price of all securities sold by us pursuant to this prospectus will not exceed $100,000,000.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold. The specific manner in which shares of common stock may be offered and sold will be described in one or more prospectus supplements.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EFOI.” On December 14, 2015, the last reported sale price for our common stock was $13.77 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, all references to “Energy Focus,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to Energy Focus, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

Our Company and Business

Energy Focus, Inc. and its subsidiaries engage in the design, development, manufacturing, marketing, and sale of energy-efficient lighting systems. We operate in a single industry segment, developing and selling our energy-efficient light-emitting diode (“LED”) lighting products into the government and military markets, and general commercial and industrial markets. Recently, we have aligned our resources and focused our efforts on the sale of our LED lighting products, in particular our military and commercial tubular LED (“TLED”) lines of products, into targeted vertical markets. Our goal is to become a leader in the LED lighting retrofit market by replacing fluorescent lamps in general purpose and high-intensity discharge (“HID”) lighting in low-bay and high-bay applications with our innovative, high-quality TLED products, which we believe could save approximately 50 percent to 70 percent of the energy used by prevailing fluorescent and HID lamps.

During the quarter ended September 30, 2015, a substantial portion of our sales continued to be for government products for the U.S. Navy. We had significant growth in our commercial sales versus the prior year's third quarter, but still remain in the early stages of our efforts to diversify our customer base. We also continued to invest in our direct sales force and marketing personnel, and the other talent and infrastructure necessary to support the increasing scale of our operations across a variety of other functions. As a result, our financial results continue to be subject to fluctuations in the timing and magnitude of our government product sales and the impact of our growth initiatives, since we may dedicate significant resources to a targeted customer or industry before we achieve meaningful results or are able to effectively evaluate our success.

The Company was founded in 1985 as Fiberstars, Inc., a California corporation, and reincorporated in Delaware in November 2006. In May 2007, Fiberstars, Inc. merged with and became Energy Focus, Inc., also a Delaware corporation. Our principal executive offices are located at 32000 Aurora Road, Suite B, Solon, Ohio 44139. Our telephone number is 440.715.1300. Our website address is www.energyfocusinc.com. Information on our website is not part of this prospectus.

The Offering

We may offer shares of our common stock, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined at the time of offering, up to a maximum aggregate offering price equal to the amount set forth on the cover page of this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer shares of our common stock, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities and the offering. A prospectus supplement to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.

We may sell shares of our common stock directly to or through underwriters, dealers or agents. If we do offer shares of our common stock through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that we file with the SEC, which are incorporated herein by reference, together with the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition, results of operations or growth prospects. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains and incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and any prospectus supplement and in the documents incorporated by reference herein and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus and any prospectus supplement. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus and any prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods.

We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to, the risks and uncertainties outlined in the “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and contained in or incorporated by reference into any prospectus supplement and other matters described herein generally. Some of these factors include:

•	our reliance on a limited number of customers, in particular our sales of products for the U.S. Navy, for a significant portion of our revenue;

•	our history of operating losses and our ability to generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations;

•	general economic conditions in the United States and in other markets in which we operate;

•	our ability to implement and manage our growth plans and control expenses to increase sales;

•	our dependence on government customers and on the levels of funding available to such customers and our ability to satisfactorily fulfill our contractual obligations to such customers;

•	market acceptance of LED lighting technology;

•	our ability to respond to new lighting technologies and market trends with safe and reliable products;

•	our ability to compete effectively against companies with greater resources;

•	our ability to protect our intellectual property rights and the impact of any type of legal claim or dispute;

•	our ability to obtain critical components and finished products from third-party suppliers on acceptable terms;

•	risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations; and

•	our ability to maintain effective internal controls and otherwise comply with our obligations as a public company.

In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this prospectus and any prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the shares of common stock offered by this prospectus for general corporate purposes. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our securities does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, both of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General. The Company is authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. As of December 14, 2015, there were 11,631,801 shares of common stock outstanding and no shares of preferred stock outstanding. As of December 14, 2015, there were approximately 108 record holders of our common stock. All shares of common stock outstanding are fully paid and nonassessable. As of December 14, 2015, 1,894,406 authorized shares of common stock have been reserved for issuance under our equity incentive plans and employee stock purchase plan, including options to purchase 605,341 shares of our common stock, of which options to purchase 296,940 shares were exercisable, 815,823 shares available for future equity award grants under the 2014 Stock Incentive Plan and 473,242 shares available for future purchases under the employee stock purchase plan. As of December 14, 2015, 14,250 shares of common stock have been reserved for issuance upon the exercise of certain outstanding warrants, of which warrants to purchase 14,250 shares were exercisable.

Voting. Holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. In accordance with Delaware law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders. The shares of common stock have no pre-emptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

Dividends. The holders of common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for dividends. We have not declared or paid any cash dividends and we do not anticipate paying cash dividends in the foreseeable future.

Liquidation. Upon a liquidation of the Company, our creditors and holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of our common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount.

Preferred Stock. Our certificate of incorporation empowers our Board of Directors to issue up to 2,000,000 shares of preferred stock from time to time in one or more series. Our Board of Directors may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any additional series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could have the effect of delaying or preventing a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. Our Board of Directors has designated 100,000 shares of our preferred stock as Series A Participating Preferred Stock.

Antitakeover Effects of Our Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless that takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent. Our bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in accordance with our bylaws, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by such law.

Listing. Our common stock is listed on the NASDAQ Capital Market under the symbol “EFOI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination thereof:

•	to or through underwriters, brokers or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to each offering will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial offering price (if a fixed price offering) and any discounts or concessions allowed or reallowed or paid to dealers.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the NASDAQ Capital Market or such other stock exchange that our securities are then trading upon.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof.

Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters or other persons may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters in connection with this offering will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the year ended December 31, 2014 incorporated by reference in this prospectus and registration statement have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and are incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. The information we file with the SEC is also available on our website, www.energyfocusinc.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in or incorporated into this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date hereof and the termination of the offering pursuant to this prospectus (other than any information “furnished” rather than “filed”):

(a)	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015, as amended by our annual report on Form 10-K/A filed with the SEC on April 6, 2015.

(b)	Our Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 5, 2015, August 5, 2015 and November 4, 2015, respectively.

(c)	Our Current Reports on Form 8-K, filed with the SEC on February 5, 2015, February 17, 2015, March 13, 2015, July 27, 2015 and September 14, 2015.

(d)
The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on July 29, 2014, as supplemented by the “Description of Capital Stock” found on page 14 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (but not furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the filing date and effective date of this registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139; telephone number (440) 715-1300.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee		$10,070
Financial Industry Regulatory Authority Filing Fee		†
NASDAQ Capital Market Additional Shares Listing Fee		†
Legal Fees and Expenses		†
Printing Expenses		†
Blue Sky Fees		†
Transfer Agent Fees		†
Accounting Fees and Expenses		†
Miscellaneous		†
Total	$	†

† Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it may incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Officers and Directors

General Corporation Law

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), among other things, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without approval of the Court of Chancery or the court in which such suit is brought if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102 of the General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Certificate of Incorporation and Bylaws

Article XI and Article XII of our certificate of incorporation (the “Certificate”) provides that the liability of our officers and directors shall be eliminated or limited to the fullest extent authorized or permitted by the General Corporation Law. Under the General Corporation Law, the directors have a fiduciary duty to us which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to us. These provisions also do not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article VI of our bylaws provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by us or in our right), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding.

Article VI of our bylaws further provides that in the event a director or officer has to bring suit against us for indemnification and is successful, we will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that we may purchase and maintain insurance on behalf of a director or officer against any liability asserted such officer or director and incurred by such officer or director in such capacity, whether or not we would have the power to indemnify such director or office against such expense or liability under the General Corporation Law.

Liability Insurance and Indemnification Agreements

Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, insuring such persons against various liabilities.

ITEM 16. Exhibits

Exhibit Number	Description of Document

1 1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 13, 2013).
3.2	Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 16, 2014).
3.3	Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 27, 2015).
3.4
Certificate of Designation of Series A Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

3.5
Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2007).

3.6	Bylaws of the Registrant (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on May 1, 2006).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 27, 2014).
5.1	Opinion of Baker & Hostetler LLP **
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)**
23.2	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm**
24.1	Power of Attorney (included on signature page)**
* If applicable, to be filed by amendment or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference herein.
** Filed herewith.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on December 18, 2015.

ENERGY FOCUS, INC.

By:	/s/ James Tu
Name:    James Tu
Title:    Executive Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Tu, Eric Hilliard and Marcia J. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, supplements, including pre-effective and post-effective amendments or supplements filed pursuant to Rule 462(b) of the Securities Act of 1933, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated below.

Signatures	Titles	Date

/s/ James Tu	Executive Chairman of the Board and Chief Executive Officer (principal executive officer)	December 18, 2015
James Tu

/s/ Marcia J. Miller	Chief Financial Officer (principal financial and accounting officer)	December 18, 2015
Marcia J. Miller

/s/ Ronald D. Black, Ph.D.	Director	December 18, 2015
Ronald D. Black, Ph.D.

/s/ Simon Cheng	Director	December 18, 2015
Simon Cheng

/s/ William Cohen	Director	December 18, 2015
William Cohen

/s/ Glenda Dorchak	Director	December 18, 2015
Glenda Dorchak

/s/ Marc J. Eisenberg	Director	December 18, 2015
Marc J. Eisenberg

Director
Jiangang Luo

/s/ Michael R. Ramelot	Director	December 18, 2015
Michael R. Ramelot

EXHIBIT INDEX

Exhibit Number	Description of Document

1 1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 13, 2013).
3.2	Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 16, 2014).
3.3	Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 27, 2015).
3.4
Certificate of Designation of Series A Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

3.5
Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2007).

3.6	Bylaws of the Registrant (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on May 1, 2006).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 27, 2014).
5.1	Opinion of Baker & Hostetler LLP **
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)**
23.2	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm**
24.1	Power of Attorney (included on signature page)**

* If applicable, to be filed by amendment or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference herein.
** Filed herewith.